EXHIBIT 5:        Attorney Opinion Letter

LAW OFFICES OF
HAROLD P. GEWERTER, ESQ., LTD.
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                                                        Harold P. Gewerter, Esq.
                                                          Wendy E. Miller, Esq.*
                                                    *Also admitted in California

                                November 29, 2004

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Expert Systems, Inc.

Dear Sir or Madam:

We have acted as special counsel for Expert Systems, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") originally filed on or about September 2, 2004, with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 2,000,000 shares of the Company's common stock (the "Common Stock"). Such shares are to be issued under the Registration Statement, and the related Prospectus to be filed with the Commission. The details of the offering are described in the Registration Statement on Form SB-2, and any amendments to be made thereto.

We have examined instruments, documents and records, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. We have done so in light of Nevada Revised Statutes Chapters 78 and 90, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures;
(b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. The instruments, document and records we have examined include, among other items, the following

          1.   The Registration Statement;

          2.   The Articles of Incorporation of the Company, as amended to date;

          3.   The Bylaws of the Company, as amended to date; and

          4.   The Subscription Agreement.


In addition to such examination, we have obtained and relied upon, with your consent, such other certificates and assurances from public officials as we consider necessary for the purposes of this opinion. We have relied upon representations by the officers of the Company with respect to certain factual matters bearing on the opinion expressed herein. We have not independently investigated any of such factual matters.

Based on our examination and the applicable laws and judicial interpretations of the State of Nevada, we are of the opinion that 2,000,000 Shares of common stock to be sold by the Company are duly authorized Shares of common stock, which have been legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Sincerely,

/s/ Harold P. Gewerter, Esq.
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    Harold P. Gewerter, Esq.

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           5440 West Sahara Avenue, Suite 202, Las Vegas, Nevada 89146
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              Telephone: (702) 382-1714 ? Facsimile: (702) 382-1759